SCHEDULE 14A
                                 (Rule 14a-101)
                     Information Required in Proxy Statement

                            SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement                         [ ]  Confidential, For Use of the Commission
                                                              Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting  Material Pursuant to Rule 14a-
     11(c) or Rule 14a-12

                              UNIVERSAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

      (1)      Title of each class of securities to which transaction applies:
               .................................................................
      (2)      Aggregate number of securities to which transaction applies:
               .................................................................
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
               .................................................................
      (4)      Proposed maximum aggregate value of transaction:
               .................................................................
      (5)      Total fee paid:
               .................................................................

[ ]  Fee paid previously with preliminary materials.
     ...........................................................................

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1)    Amount previously paid:
            ....................................................................
     (2)    Form, Schedule or Registration Statement no.:
            ....................................................................
     (3)    Filing Party:
            ....................................................................
     (4)    Date Filed:
            ....................................................................

                          [Universal Corporation Logo]

                                 --------------

                         ANNUAL MEETING OF SHAREHOLDERS
                                 --------------


                                                              September 24, 1999


Dear Shareholder:

         You are cordially invited to attend the 1999 Annual Meeting of Shareholders of Universal Corporation, which is to be held in the Company's Headquarters Building located at 1501 North Hamilton Street, Richmond, Virginia, on Tuesday, October 26, 1999, commencing at 2:00 p.m. At the meeting, you will be asked to elect three Directors to serve three-year terms, one Director to serve a two-year term and one Director to serve a one-year term, and to approve the Universal Corporation Executive Officer Annual Incentive Plan.

         Whether or not you plan to attend the meeting, it is important that your shares be represented and voted at the meeting. Therefore, you are requested to complete, sign, date and mail your proxy promptly in the enclosed postage-paid envelope.


                                                  Sincerely,

                                                  /s/ Henry H. Harrell

                                                  HENRY H. HARRELL
                                                  Chairman and Chief
                                                  Executive Officer

                              Universal Corporation
                                 P.O. Box 25099
                            Richmond, Virginia 23260


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


         The Annual Meeting of Shareholders of Universal Corporation (the "Company") will be held in the Company's Headquarters Building located at 1501 North Hamilton Street, Richmond, Virginia, on Tuesday, October 26, 1999, at 2:00 p.m., for the following purposes:

         (1) To elect three Directors to serve three-year terms, one Director to serve a two-year term and one Director to serve a one-year term;

         (2) To approve the Universal Corporation Executive Officer Annual Incentive Plan; and

         (3) To act upon such other matters as may properly come before the meeting or any adjournments thereof.

         Only holders of record of shares of the Company's Common Stock at the close of business on September 7, 1999, shall be entitled to vote at the meeting.

         Please sign and promptly mail the enclosed proxy to insure the presence of a quorum at the meeting.


                                             By Order of the Board of Directors,

                                                             James M. White, III

                                                                       Secretary

September 24, 1999

                                 PROXY STATEMENT

         The enclosed proxy is solicited by the Board of Directors of the Company. A shareholder may revoke the proxy at any time prior to its use, but proxies properly executed and received by the Secretary prior to the Annual Meeting, and not revoked, will be voted in accordance with the shareholder's instructions. The proxy confers discretionary authority on the persons named therein to vote in accordance with the Board's recommendations on any matter for which the shareholder has not provided voting instructions.

         The Company will pay all of the costs associated with the proxy solicitation. Proxies are being solicited by mail and may also be solicited in person or by telephone, telegraph, telefacsimile or other means of electronic transmission by Directors, officers and employees of the Company. The Company will reimburse banks, brokerage firms, and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to the beneficial owners of the shares of the Company's Common Stock. It is contemplated that additional solicitation of proxies will be made by D. F. King & Co., Inc., 77 Water Street, New York, New York 10005, at an anticipated cost to the Company of approximately $4,000, plus reimbursement of out-of-pocket expenses.

         This Proxy Statement will be mailed to registered holders of the Company's Common Stock on or about September 24, 1999.

                                  VOTING RIGHTS

         The Company had outstanding, as of September 7, 1999, 31,500,980 shares of Common Stock, each of which is entitled to one vote per share. A majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Only shareholders of record at the close of business on September 7, 1999, will be entitled to vote.

         The Company is not aware of any matters that are to come before the meeting other than those described in this Proxy Statement. However, if other matters do properly come before the meeting, it is the intention of the persons named in the enclosed proxy card to exercise the discretionary authority conferred by the proxy to vote such proxy in accordance with their best judgment.

                                  Proposal One

                              ELECTION OF DIRECTORS

         Three Directors are to be elected at the 1999 Annual Meeting for terms of three years, one Director is to be elected for a term of two years and one Director is to be elected for a term of one year. Five other Directors have been elected to terms expiring in 2001 or 2000, as indicated below. The following pages set forth certain information for each nominee and each incumbent Director as of June 30, 1999. All of the nominees and incumbent Directors listed below were previously elected Directors by the shareholders.

         The election of each nominee for Director requires the affirmative vote of the holders of a plurality of the shares of Common Stock cast in the election of Directors. Votes that are withheld and shares held in street name ("Broker Shares") that are not voted in the election of Directors will not be included in determining the number of votes cast. Unless otherwise specified in the accompanying form of proxy, it is intended that votes will be cast for the election of all of the nominees as Directors. If, at the time of the Annual Meeting, any nominee should be unavailable to serve as a Director, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by the Board of Directors. Each nominee has consented to being named in the Proxy Statement and to serve if elected.

                Nominees for Election for Terms Expiring in 2002

         WILLIAM W. BERRY, 67, retired as Chairman of the Board of Directors of Dominion Resources, Inc. (public utility holding company) on December 30, 1992. Thereafter, he served as an independent consultant until June 1997, when he became Chairman of the Board of New England Independent System Operator (regional manager of electric bulk power generation and transmission systems). Mr. Berry is a Director of Ethyl Corporation. He is Chairman of the Executive Compensation Committee and a member of the Executive Committee and the Pension Investment Committee. Mr. Berry has been a Director since 1986.

         RONALD E. CARRIER, 67, is Chancellor of James Madison University. Prior to September 11, 1998, he was President of James Madison University, a position he held for more than five years. Dr. Carrier is Chairman of the Audit Committee and a member of the Executive Compensation Committee. He has been a Director since 1979.

         HUBERT R. STALLARD, 62, is President and Chief Executive Officer of Bell Atlantic-Virginia, Inc. (telecommunications), a position he has held for more than five years. He is a Director of Trigon Healthcare, Inc. and Bell Atlantic-Virginia, Inc. Mr. Stallard is Chairman of the Pension Investment Committee and a member of the Audit Committee. He has been a Director since 1991.

                 Nominee for Election for Term Expiring in 2001

         RICHARD G. HOLDER, 68, retired as Chairman of the Board and Chief Executive Officer of Reynolds Metals Company on October 1, 1996. He is a Director of Corn Products International, Inc. and Bestfoods. Mr. Holder is a member of the Executive Committee and the Executive Compensation Committee and has been a Director since 1992.

                 Nominee for Election for Term Expiring in 2000

         LAWRENCE S. EAGLEBURGER, 69, is Senior Foreign Policy Advisor to the law firm of Baker, Donelson, Bearman & Caldwell, a position he has held for more than five years. He served as United States Secretary of State from December 1992 through January 1993, Acting Secretary of State from August 1992 to December 1992, and Deputy Secretary of State from February 1989 to August 1992. Mr. Eagleburger is a Director of Phillips Petroleum Company and Halliburton Company. He is a member of the Audit Committee and has been a Director since 1993.

         The Board of Directors recommends that the shareholders vote for the nominees set forth above.

                 Incumbent Directors Whose Terms Expire in 2001

         CHARLES H. FOSTER, JR., 56, is Chairman and Chief Executive Officer of LandAmerica Financial Group, Inc. (title insurance holding company) and of Lawyers Title Insurance Corporation, positions he has held for more than five years. He is a Director of LandAmerica Financial Group, Inc. Mr. Foster is a member of the Finance Committee and the Pension Investment Committee. He has been a Director since 1995.

         ALLEN B. KING, 53, is President and Chief Operating Officer of the Company and of Universal Leaf Tobacco Company, Incorporated ("Universal Leaf"), a subsidiary of the Company, positions he has held for more than five years. He is Chairman of the Finance Committee and a member of the Executive Committee. Mr. King has been a Director since 1989.

         JEREMIAH J. SHEEHAN, 60, is Chairman of the Board and Chief Executive Officer of Reynolds Metals Company (aluminum and other products). From 1994 to October 1996, he was President and Chief Operating Officer of Reynolds Metals Company. Mr. Sheehan is a Director of Reynolds Metals Company and International Paper Company. He is a member of the Audit Committee and the Finance Committee and has been a Director since 1998.

                 Incumbent Directors Whose Terms Expire in 2000

         JOSEPH  C.  FARRELL,  63,  retired  as  Chairman,  President  and Chief
Executive Officer of The Pittston Company (coal, mineral products, transportation and security services) on March 1, 1998. He is a Director of ASA Limited. Mr. Farrell is a member of the Audit Committee, the Finance Committee and the Pension Investment Committee. He has been a Director since 1996.

         HENRY H. HARRELL, 60, is Chairman and Chief Executive Officer of the Company and of Universal Leaf, positions he has held for more than five years. He is Chairman of the Executive Committee and a member of the Finance Committee. Mr. Harrell has been a Director since 1984.

                                 STOCK OWNERSHIP

         The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock by (i) each Director or nominee, (ii) each executive officer listed in the Summary Compensation Table (the "Named Executive Officers"), (iii) all Directors and executive officers as a group and (iv) each person or group known by the Company to beneficially own more than 5% of the outstanding shares of the Company's Common Stock.


Name of Beneficial Owner                               Number of Shares 1,2,3          Percent of Class
---------------------------------------------------------------------------------------------------------
William W. Berry                                                 8,879                         *
Ronald E. Carrier                                               10,400                         *
Lawrence S. Eagleburger                                          7,200                         *
Joseph C. Farrell                                               12,100                         *
Charles H. Foster, Jr.                                           7,500                         *
Henry H. Harrell                                                98,474                         *
Richard G. Holder                                                8,100                         *
Allen B. King                                                   59,756                         *
Hartwell H. Roper                                               44,937                         *
Jeremiah J. Sheehan                                              2,700                         *
Hubert R. Stallard                                               8,474                         *
William L. Taylor                                               28,235                         *
Jack M.M. van de Winkel                                         17,500                         *
All Directors and executive officers
   as a group (15 persons)                                     354,279                       1.10%

Ross Financial Corporation                                   1,725,800 4                     5.28%
P.O. Box 31363-SMB
Grand Cayman, Cayman Islands, B.W.I.
   and
W.A. Dart Foundation
500 Hogsback Road
Mason, MI 48854

-----------------

         *Percentage of ownership is less than 1% of the outstanding shares of Common Stock of the Company.

         1 Except as otherwise noted, the number of shares of Common Stock of the Company shown in the table is as of June 30, 1999.

         2 The number of shares of Common Stock of the Company shown in the table does not include shares that certain officers of the Company may acquire upon the exercise of stock options that, except under extraordinary circumstances, are automatically exercisable at not less than six month intervals when at least a minimum stock price appreciation has occurred.

         3 The number of shares of Common Stock of the Company shown in the table includes 141,937 shares held for certain Directors and executive officers in the Employees' Stock Purchase Plan of Universal Leaf and 69,500 shares that certain Directors and executive officers of the Company have the right to acquire through the exercise of stock options within 60 days following June 30, 1999. The number of shares also includes 1,250 shares that are jointly or solely held by minor children or other children living at home or held in fiduciary capacities. Such shares may be deemed to be beneficially owned by the rules of the Securities and Exchange

Commission but inclusion of the shares in the table does not constitute admission of beneficial ownership.

         The Employees' Stock Purchase Plan of Universal Leaf held 1,268,206 shares or 3.95% of the shares of Common Stock outstanding on June 30, 1999. Each participant in the plan has the right to instruct Norwest Bank Minnesota, N.A., trustee for the plan, with respect to the voting of shares allocated to his or her account. The trustee, however, will vote any shares for which it receives no instructions in the same proportion as those shares for which it has received instructions.

         4 The number of shares shown in the table is the total number of shares reported in a Schedule 13G filed jointly by Ross Financial Corporation and W.A. Dart Foundation with the Securities and Exchange Commission on July 9, 1999. According to the Schedule 13G, Ross Financial Corporation has sole power to vote and to dispose of 1,368,500 of the shares and W.A. Dart Foundation has sole power to vote and to dispose of 357,300 of the shares.

             Section 16(a) Beneficial Ownership Reporting Compliance

         The  Company's  Directors  and  executive  officers are required  under
Section 16(a) of the Securities Exchange Act of 1934, as amended, to file reports of ownership and changes in ownership of Common Stock of the Company with the Securities and Exchange Commission and the New York Stock Exchange. Copies of those reports must also be furnished to the Company.

         Based solely on a review of the copies of reports furnished to the Company and the written representations of its Directors and executive officers, the Company believes that during the preceding fiscal year all filing requirements applicable to Directors and executive officers were satisfied, except that Dr. Carrier filed a Form 4 five days late reporting shares of Common Stock he purchased in May 1999.

                                   COMMITTEES

         The standing committees of the Board of Directors are the Executive Committee, the Finance Committee, the Audit Committee, the Pension Investment Committee and the Executive Compensation Committee. There is no nominating committee. The Executive Committee has the authority to act for the Board of Directors on most matters during the intervals between Board meetings. The Finance Committee has the responsibility of establishing the financial policies of the Company and its subsidiaries. The responsibilities of the Audit Committee include the review of the scope and the results of the work of the independent public accountants and internal auditors, the review of the adequacy of internal accounting controls and the recommendation to the Board of Directors as to the selection of independent public accountants. The Pension Investment Committee establishes the pension investment policies, selects investment advisors and monitors the performance of pension investments of the Company and its U.S. subsidiaries. After receiving recommendations from the Chief Executive Officer, the Executive Compensation Committee fixes the compensation of officers and makes awards under the Company's incentive compensation plans.

         During the fiscal year ended June 30, 1999, there were five meetings of the Board of Directors, nine meetings of the Executive Committee, two meetings of the Finance Committee, four meetings of the Audit Committee, four meetings of the Pension Investment Committee and one meeting of the Executive Compensation Committee. All Directors attended 75% or more of the total number of meetings of the Board of Directors and all committees of the Board on which they served, except Mr. Eagleburger who was only able to attend 67% of such meetings because of his service as Chairman of the Commission on Holocaust Era Insurance Claims.

                             DIRECTORS' COMPENSATION

         Each Director who is not an officer of the Company receives an annual retainer of $18,000, a fee of $1,000 for each Board meeting attended and a fee of $1,000 for each committee meeting attended.

         The Outside Directors' 1994 Deferred Income Plan (the "Directors' DIP") permits a non-employee Director to defer all or a portion of his compensation. Deferred amounts are deemed hypothetically invested as designated by the Director in certain investment options offered by the Company. In 1998, the Directors' DIP was amended to add a Deferred Stock Unit Fund to the investment options available under the plan. Each Deferred Stock Unit represents a hypothetical share of the Company's Common Stock and fluctuates in value with the market price of the stock. The portion of a Director's Deferral Account which is invested in the Deferred Stock Unit Fund is increased by the number of Deferred Stock Units which could be purchased with Common Stock dividends paid by the Company. With respect to investment options other than the Deferred Stock Unit Fund, the Company may, but is not required to, invest the deferred amounts in a Company-owned life insurance product with parallel investment options. Subject to certain restrictions, the Director may elect at the time of deferral to take cash distributions, in whole or in part, from his Deferral Account either prior to or following termination of service.

         Pursuant to the Restricted Stock Plan for Non-Employee Directors and the 1997 Executive Stock Plan, each non-employee Director is awarded 700 shares of restricted Common Stock of the Company annually following the Annual Meeting of Shareholders. No Director may receive in the aggregate more than 2,100 shares of restricted Common Stock under these plans. The restrictions lapse in the event the Director becomes disabled, dies, is not nominated for reelection or is not reelected. The number of shares issued to non-employee Directors will be adjusted for stock dividends, stock splits and certain other corporate events that may occur in the future.

         Under the 1994 Stock Option Plan for Non-Employee Directors (the "Directors' Option Plan"), each non-employee Director receives an option to purchase 1,000 shares of Common Stock of the Company on the first business day following the Annual Meeting of Shareholders. The exercise price of all options granted under the Directors' Option Plan is the fair market value of the Common Stock on the date of grant. All of the options become exercisable six months after the date of grant and expire ten years from the date of grant. Shorter expiration periods may apply in the event an optionee dies, becomes disabled or resigns from or does not stand for reelection to the Board. A total of 100,000 shares of Common Stock of the Company is authorized for issuance under the Directors' Option Plan, and the number of shares authorized and issued under the Plan will be adjusted for stock dividends, stock splits and certain other corporate events that may occur in the future.

         As part of its overall program of charitable giving, the Company offers the Directors participation in a Directors' Charitable Contribution Program. The Program is funded by life insurance policies purchased by the Company on the Directors. The Directors derive no financial or tax benefits from the Program, because all insurance proceeds and charitable tax deductions accrue solely to the Company. However, following the death of a Director, the Company will donate up to $1,000,000 to one or more qualifying charitable organizations recommended by that Director. The donation(s) will be made by the Company in ten equal annual installments, with the first installment to be made at the later of the Director's retirement from the Board or age 70; the remaining nine installments will be paid annually beginning immediately after the Director's death.

         Each Director is also eligible to participate in a Directors' Matching Gifts Program in which the Company matches Directors' contributions to charities. The maximum amount which can be matched in any fiscal year is $5,000 per Director.

                   REPORT OF EXECUTIVE COMPENSATION COMMITTEE

         The Company's executive compensation and benefits program is administered by the Executive Compensation Committee (the "Committee"), which is composed entirely of non-employee Directors. The goal of the program is to attract, motivate, reward and retain the management talent required to achieve the Company's business objectives, at compensation levels that are fair and equitable and competitive with those of comparable companies. This goal is furthered by the Committee's policy of linking compensation to individual and corporate performance and by encouraging significant stock ownership by senior management in order to align the financial interests of management with those of the shareholders.

         The three  main  components  of the  Company's  executive  compensation
program  are  base  salary,   annual  cash  incentive  awards  under  Management
Performance Plans adopted by the Company and its subsidiaries and equity participation usually in the form of stock option grants and eligibility to participate in the Employees' Stock Purchase Plan of Universal Leaf. Each year the Committee reviews the total compensation package of executive officers to ensure they meet the goals of the program. As a part of this review, the Committee considers corporate performance information, compensation survey data, the advice of consultants and the recommendations of management.

         Base Salary. Base salaries for executive officers are reviewed annually to determine whether adjustments may be necessary. Factors considered by the Committee in determining base salaries for executive officers include personal performance of the executive in light of individual levels of responsibility, the overall performance and profitability of the Company during the preceding year, economic trends that may be affecting the Company, and the competitiveness of the executive's salary with the salaries of executives in comparable positions at companies of comparable size or operational characteristics. Each factor is weighed by the

Committee in a subjective analysis of the appropriate level of compensation for that executive. For purposes of assessing the competitiveness of salaries, the Committee reviews compensation data from national surveys and selected groups of companies with similar size or operational characteristics to determine ranges of total compensation and the individual components of such compensation. Such compensation data indicates that the Company's salary levels are below the median of such data when compared to executive positions of similar scope and responsibility.

         Mr. Harrell became the Chief Executive Officer of the Company in 1988 and Chairman of the Board of Directors in 1991 and has 33 years experience with the Company. For the fiscal year beginning July 1, 1999, Mr. Harrell's base salary was increased approximately 4% after a thorough review and evaluation by the Committee of the competitiveness of Mr. Harrell's salary to those of other chief executive officers of comparable companies.

         Annual Cash Incentives. The Company and its principal subsidiaries have Management Performance Plans under which key management employees may receive annual cash incentive awards which vary from year to year based upon corporate, business unit and individual performance. At the Committee's discretion, annual awards based on management's recommendations are paid to eligible executives from a "performance fund" determined primarily by the Company's pre-tax income and after-tax return on equity. For the 1998 fiscal year, with respect to the Named Executive Officers based in the United States, the bonus awards were based on the change in economic profit from the 1997 level, where economic profit is defined as consolidated earnings before interest and taxes minus a capital charge equal to the weighted average cost of capital times average funds employed. For fiscal year 1999, the awards were based 50% on growth in economic profit and 50% on growth in earnings per share. Mr. Harrell's cash incentive award for the 1999 fiscal year was approximately 10% more than the award he received in 1998. Mr. Harrell's 1999 award was determined by the Committee after consideration of the 39% increase in economic profit during fiscal year 1999, the Company's continued strong earnings and earnings per share in a difficult operating environment, the Committee's assessment of Mr. Harrell's individual contributions to corporate performance and a review of total cash compensation paid to chief executive officers of comparable companies.

         Equity Participation. The Committee administers the Company's 1989 and 1997 Executive Stock Plans, under which it has granted to key executive employees options to purchase shares of the Company's Common Stock based upon a determination of competitive aggregate compensation levels. The primary objective of issuing stock options is to encourage significant investment in stock ownership by management and to provide long-term financial rewards linked directly to market performance of the Company's stock. The Committee believes that significant ownership of stock by senior management is the best way to align the interests of management and the shareholders, and the Company's stock incentive program is effectively designed to further this objective.

         Stock options granted to key executives in the 1998 fiscal year were intended to meet the Committee's two-year option grant targets and, therefore, no new grants (excluding reload options described below) were made during the 1999 fiscal year to the Named Executive Officers. The 1998 grants included grants made under a program instituted during the 1992 fiscal year to promote an increase in the equity interest of key executives through systematic option exercises and the retention of shares. The program requires each participant to make an investment in the Company by contributing to the program currently owned shares equal to at least 10% of the number of shares subject to the initial options granted the participant under the program. Option exercises occur automatically at not less than six-month intervals when at least a minimum stock price appreciation has occurred.

         Except under extraordinary circumstances or as otherwise determined by the Committee, participants have agreed that the options granted under the program may be exercised only through stock-for-stock swaps, and both the contributed shares and additional shares acquired through option exercises under the program may not be sold by the participating executives during the ten-year option term. Each option granted under the program included a reload replenishment feature which entitles participants each time a stock-for-stock exercise occurs to receive automatically a new option grant at the fair market value of the Company's Common Stock on the date of grant. The number of reload options granted is equal to the number of shares contributed by a participant to effect a stock-for-stock swap. In exchange for this replenishment feature, each participant has agreed to retain in the program shares equaling at least the after-tax gain realized upon each exercise.

         Tax Considerations. The Internal Revenue Code was amended in 1993 to disallow deductions on annual compensation in excess of $1,000,000 for certain executives of public companies, beginning in 1994. The Company has taken appropriate actions to preserve the deductibility of stock options, and to date all compensation payable to the Company's executive officers has been deductible or voluntarily deferred under the Company's Deferred Income Plan. At the same time, the Committee has monitored the impact of this law over the past several years and has taken into consideration both the benefits of favorable tax treatment for the Company and the necessity for the Committee to have the discretion to take appropriate steps to further its executive compensation philosophy. Accordingly, the Committee has approved the new Executive Officer Annual Incentive Plan, and the Board of Directors has recommended that it be approved by the shareholders at the Annual Meeting scheduled to be held on October 26, 1999. See Proposal Two for further discussion of the new Executive Officer Annual Incentive Plan and Exhibit A attached hereto for the full text of such plan.

                                             Executive Compensation Committee
                                                      William W. Berry, Chairman
                                                      Ronald E. Carrier
                                                      Richard G. Holder

                                PERFORMANCE GRAPH

         The graph below compares the cumulative total return on Common Stock of the Company for the last five fiscal years with the total return of the Standard & Poors Midcap 400 Stock Index and the Media General Tobacco Industry Group Index. For the 1999 fiscal year, the Company has added a Peer Group Index to compare the Company's stock performance relative to companies operating in comparable businesses under comparable conditions. The companies in the Peer Group (and their stock symbols) are DIMON Incorporated (DMN) and Standard Commercial Corporation (STW). The graph assumes that $100 was invested on June 30, 1994 in the Common Stock of the Company and in each of the comparative indices, in each case with dividends reinvested.



                              [PERFORMANCE GRAPH]



--------------------------------------------------------------------------------------------------------------------

                                     [CUMULATIVE TOTAL RETURN ON COMMON STOCK]

--------------------------------------------------------------------------------------------------------------------


-------------------------------------- -----------------------------------------------------------------------------
                                           1994          1995         1996        1997        1998         1999
                                           ----          ----         ----        ----        ----         ----
-------------------------------------- ------------- ------------ ------------ ----------- ----------- -------------
Universal Corporation                    $100.00       $112.94       $148.78     $184.97     $223.90      $176.66
-------------------------------------- ------------- ------------ ------------ ----------- ----------- -------------
Peer Group Index                         $100.00       $ 94.26       $102.09     $150.79     $ 70.14      $ 35.00
-------------------------------------- ------------- ------------ ------------ ----------- ----------- -------------
S&P  Midcap 400 Index                    $100.00       $122.34       $146.15     $180.24     $229.17      $258.01
-------------------------------------- ------------- ------------ ------------ ----------- ----------- -------------
Media General Tobacco Index              $100.00       $139.60       $195.75     $256.60     $248.64      $265.00
-------------------------------------- ------------- ------------ ------------ ----------- ----------- -------------

                             EXECUTIVE COMPENSATION

         The individuals named below include the Company's Chairman and Chief Executive Officer and the other four executive officers of the Company who were the most highly compensated executive officers of the Company for the 1999 fiscal year. Information is provided for the fiscal years ended on June 30 of the years shown.

                           Summary Compensation Table

                                                                                        Long Term
                                                                                      Compensation
                                                Annual Compensation                      Awards
                                      ----------------------------------------   -----------------------
                            Fiscal
         Name                Year                                 Other          Restricted   Securities
    and Principal           Ended                                 Annual           Stock     Underlying      All Other
       Position              6/30     Salary($)  Bonus($) 1  Compensation($) 2    Awards($)   Options(#)   Compensation($) 6
       --------              ----     ---------  ----------  -----------------   ----------  -----------   -----------------
Henry H. Harrell             1999     $522,047    $894,175          --            $      0      35,024 4      $135,522
Chairman and Chief           1998      493,825     813,636          --             319,800 3   182,854 5       100,609
Executive Officer            1997      479,779     510,000          --                   0      27,167 4        84,971



Allen B. King                1999      382,761     667,086          --                   0      43,436 4        73,304
President and Chief          1998      368,399     590,793          --             239,850 3   136,380 5        57,204
Operating Officer            1997      344,435     369,400          --                   0      19,261 4        49,937



Jack M.M. van de Winkel      1999      267,500     261,815          --                   0           0               0
Vice Chairman and            1998      252,500     377,000          --                   0      17,000               0
Executive Vice
President,
Deli Universal, Inc.


William L. Taylor            1999       296,300     319,575        --                    0      28,857 4        55,716
Vice President and           1998       285,200     293,011        --              147,600 3    83,430 5        45,095
Chief Administrative         1997       276,665     183,500        --                    0      11,792 4        26,112
Officer


Hartwell H. Roper            1999       221,300     235,767        --                    0      24,664 4        31,177
Vice President and           1998       210,200     216,015        --              133,250 3    74,889 5        25,677
Chief Financial              1997       202,720     130,900        --                    0      10,214 4        23,749
Officer
-----------------

         1 Represents   cash   incentive   bonuses   awarded  by  the  Executive
Compensation Committee under Management Performance Plans of the Company and its principal subsidiaries.

         2 None of the Named Executive Officers received perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of his total annual salary and bonus for each reported year.

         3 The amounts in this column are the dollar values, based on a $41.00 closing price of a share of Common Stock on December 15, 1997, as reported on the New York Stock Exchange, of the following number of shares of restricted Common Stock awarded as of such date to the Named Executive Officers: Mr. Harrell, 7,800 shares; Mr. King, 5,850 shares; Mr. Taylor, 3,600 shares; and Mr. Roper, 3,250 shares. The restricted shares matched, on a one-for-one basis, shares of Common Stock contributed by such executives to the automatic exercise program described above in "Report of Executive Compensation Committee." On June 15, 1998, the
restricted shares were used for stock swap option exercises under the automatic exercise program.

         4 The options granted to the Named Executive Officers in the 1999 and 1997 fiscal years were reload options granted under the automatic exercise program described above in "Report of Executive Compensation Committee."

         5 The following number of options granted to the Named Executive Officers in the 1998 fiscal year were reload options granted under the automatic exercise program described above in "Report of Executive Compensation Committee": Mr. Harrell, 62,854; Mr. King, 46,380; Mr. Taylor, 28,430; and Mr. Roper, 24,889.

         6 The amounts  in the "All Other  Compensation"  column  represent  (i)
employer contributions to the Employees' Stock Purchase Plan and the Supplemental Stock Purchase Plan of Universal Leaf (the "Stock Purchase Plans"),
(ii) life insurance premium payments made by the Company under the Executive Insurance Program, and (iii) interest accrued to participants' accounts under the Company's Deferred Income Plan (the "DIP") to the extent such interest exceeded 120% of the applicable federal long-term rate under Internal Revenue Code Section 1274(d). Employer contributions to the Stock Purchase Plans on behalf of the Named Executive Officers for the 1999, 1998 and 1997 fiscal years were in the following respective amounts: Mr. Harrell, $24,348, $22,098 and $21,359; Mr. King, $18,700, $18,000 and $17,100; Mr. Taylor, $14,800, $14,256
and $0; and Mr. Roper, $9,010, $9,300 and $9,099. The life insurance premiums paid by the Company on behalf of such executive officers for the 1999, 1998 and 1997 fiscal years were in the following respective amounts: Mr. Harrell, $101,353, $70,327 and $55,633; Mr. King, $52,819, $37,704 and $30,082; Mr.
Taylor,  $40,916,  $30,839 and  $26,112;  and Mr.  Roper,  $20,730,  $15,170 and
$13,357. The accruals of interest on income deferred by such executive officers under the DIP in excess of 120% of the applicable federal long-term rate under Internal Revenue Code Section 1274(d) for the 1999, 1998 and 1997 fiscal years were in the following respective amounts: Mr. Harrell, $9,821, $8,184 and $7,979; Mr. King, $1,785, $1,500 and $2,755; and Mr. Roper, $1,437, $1,207 and
$1,293.

                               Retirement Benefits

         Employees of the Company and certain U.S. subsidiaries are covered by a defined benefit retirement plan, which is qualified under the Internal Revenue Code, and a defined benefit supplemental retirement plan, which is a non-qualified plan to provide benefits in excess of limits allowed by the Internal Revenue Code. The table below shows estimated annualized benefits payable under both plans at normal retirement (age 65) based on the average salary and bonus (as reported in the Summary Compensation Table) for the highest consecutive three years. The actuarial equivalent of benefits under the supplemental retirement plan is payable in a lump sum upon retirement.


                                                            Years of Service
                    --------------------------------------------------------------------------------------------------

    Remuneration          15            20            25            30            35            40            45
------------------- ------------- -------------- ------------- ------------- ------------- ------------- -------------
        $300,000        $65,421        $87,228     $109,036       $130,843      $152,650     $166,086      $179,522
         400,000         88,263        117,684      147,106        176,526       205,947      223,862       241,777
         500,000        111,105        148,140      185,175        222,209       259,244      281,638       304,032
         600,000        133,946        178,595      223,244        267,893       312,542      339,414       366,287
         700,000        156,788        209,051      261,314        313,576       365,839      397,190       428,542
         800,000        179,630        239,506      299,383        359,260       419,136      454,966       490,797
         900,000        202,472        269,962      337,453        404,943       472,434      512,742       553,051
       1,000,000        225,313        300,418      375,522        450,626       525,731      570,519       615,306
       1,100,000        248,155        330,873      413,592        496,310       579,028      628,295       677,561
       1,200,000        270,997        361,329      451,661        541,993       632,325      686,071       739,816
       1,300,000        293,838        391,784      489,731        587,677       685,623      743,847       802,071
       1,400,000        316,680        422,240      527,800        633,360       738,920      801,623       864,326
       1,500,000        339,522        452,696      565,870        679,043       792,217      859,399       926,580


         The credited years of service for Messrs. Harrell, King, Taylor and Roper are thirty-three, thirty, nine and twenty-five, respectively.

         The benefits shown in the table are calculated on the basis of a 50% joint and survivor benefit, assuming that at retirement the age of the employee's spouse is 62. The social security benefit will be paid in addition to the amounts shown in the table.

         Mr. van de Winkel is covered by a pension plan established under the laws of the Netherlands. The plan, which covers employees of N.V. Deli Universal and certain other Dutch subsidiaries, is partially funded by employer and participant contributions. During the fiscal year ended June 30, 1999, N.V. Deli Universal contributed $39,750 to the plan on behalf of Mr. van de Winkel. His estimated annual pension benefit under the plan assuming retirement at age 60, continuance of current salary level, and twenty years of service would be $112,450.

                                  Stock Options

         The following tables contain information concerning grants of stock options to the Named Executive Officers during the fiscal year ended June 30, 1999, exercises of stock options by such executive officers in such fiscal year and the fiscal year-end value of all unexercised stock options held by such executive officers.

                        Option Grants in Last Fiscal Year

                                            Individual Grants 1
                         ---------------------------------------------------------
                          Number of       % of Total
                          Securities        Options        Exercise
                          Underlying        Granted        Or Base
                           Options        to Employees      Price       Expiration       Grant Date
      Name               Granted (#)     in Fiscal Year     ($/Sh)         Date      Present Value ($) 2
      ----               -----------     --------------     ------         ----      -------------------
Henry H. Harrell              10,936           5.1%         $33.25       12/01/04          $80,926
                              24,088          11.1           33.25       12/01/01          129,593

Allen B. King                 35,866          16.6           33.25       12/01/01          192,959
                               7,572          21.8           28.563      12/01/01           30,667

William L. Taylor             22,326          10.3           33.25       12/01/01          125,919
                               6,531          18.8           28.563      12/01/01           26,451

Hartwell H. Roper             19,611           9.1           33.25       12/01/01          105,507
                               5,053          14.5           28.563      12/01/01           20,465
------------------

         1 All options granted in the last fiscal year were reload options which replaced shares of the Company's Common Stock used for stock swap option exercises under the automatic exercise program described above in "Report of Executive Compensation Committee." In general, such reload options become exercisable six months after the date of grant with exercise occurring automatically if certain minimum price thresholds are met. The exercise price of the listed options was the fair market value on the date of grant.

         2 The Black-Scholes option pricing model was used to determine the "Grant Date Present Value" of the options listed in the table. For options with a $33.25 exercise price and a 12/01/04 expiration date, the model assumed a risk free interest rate of 5.72%, a dividend yield of 4.22% and a stock price volatility of .299 based on the average weekly stock market closing price over the past 10 years. For options with a $33.25 exercise price and a 12/01/01 expiration date, the model assumed a risk free interest rate of 5.54%, a dividend yield of 4.22% and a stock price volatility of .299 based on the average weekly stock market closing price over the past 10 years. For options with a $28.563 exercise price and a 12/01/01 expiration date, the model assumed a risk free interest rate of 5.40%, a dividend yield of 4.22% and a stock price volatility of .299 based on the average weekly stock market closing price over the past 10 years. Because the magnitude of any nontransferability discount is extremely difficult to determine, none was applied in determining the value of the reported options. The grant date present values set forth in the table are only theoretical values and may not accurately determine present value. The actual value, if any, an optionee will realize will depend on the excess of market value of the Company's Common Stock over the exercise price on the date the option is exercised.

                 Aggregated Option Exercises in Last Fiscal Year
                        And Fiscal Year-End Option Values


                                                               Number of Securities          Value of Unexercised
                                                              Underlying Unexercised         In-the-Money Options
                                                               Options at FY-End (#)             at FY-End ($)3
                                                           ---------------------------   ----------------------------
                         Shares Acquired       Value
      Name              on Exercise (#)1   Realized ($)2   Exercisable   Unexercisable   Exercisable    Unexercisable
      ----              ----------------   -------------   -----------   -------------   -----------    -------------
Henry H. Harrell              41,226          $206,242       232,667             0         $    0          $    0
Allen B. King                 51,172           256,476       194,007         7,572         26,413               0
William L. Taylor             33,753           162,157       117,548         6,531              0               0
Hartwell H. Roper             30,536           170,200       104,714         5,053              0               0
-----------------

         1 The number of shares of the Company's Common Stock included in this column represents the gross amount of shares issued in exchange for shares already owned by the officers listed in the table used to pay the exercise price of options exercised by them in the last fiscal year. The following is the net amount of shares of Common Stock acquired by each of these officers as a result of such exercises, after deducting already-owned shares swapped but including shares sold to pay taxes: Mr. Harrell, 6,202 shares; Mr. King, 7,734 shares; Mr. Taylor, 4,896 shares; and Mr. Roper, 4,272 shares.

         2 The value realized represents the difference between the exercise price of the option and the fair market value of the Company's Common Stock on the date of exercise.

         3 The value of the unexercised options at fiscal year-end represents the difference between the exercise price of any outstanding options and $28.44, the closing sales price of a share of the Company's Common Stock on June 30, 1999, as reported on the New York Stock Exchange.

         Of the options shown as of the fiscal year end, options on 232,667 shares for Mr. Harrell, 199,079 shares for Mr. King, 124,079 shares for Mr. Taylor and 109,767 shares for Mr. Roper, except under extraordinary circumstances, are only exercisable automatically at not less than six month intervals when at least a minimum stock price appreciation has occurred.

                             Contractual Obligations

         To ensure that the Company will have the continued dedicated service of certain executives notwithstanding the possibility, threat or occurrence of a change of control, the Company has entered into change of control employment agreements (the "Employment Agreements") with certain executives, including Henry H. Harrell, Allen B. King, William L. Taylor and Hartwell H. Roper. The Employment Agreements generally provide that if the executive is terminated other than for cause within three years after a change of control of the Company, or if the executive terminates his employment for good reason within such three-year period or voluntarily during the 30-day period following the first anniversary of the change of control, the executive is entitled to receive "severance benefits." Severance benefits include a lump sum severance payment equal to three times the sum of his base salary and highest annual bonus, together with certain other payments and benefits, including continuation of employee welfare benefits and an additional payment to compensate the executive for certain excise taxes imposed on certain change of control payments.

         The Board of Directors believes that the Employment Agreements benefit the Company and its shareholders by securing the continued service of key management personnel and by enabling management to perform its duties and responsibilities without the distracting uncertainty associated with a change of control.

                              CERTAIN RELATIONSHIPS

         Baker, Donelson, Bearman & Caldwell, the law firm to which Lawrence S. Eagleburger serves as Senior Foreign Policy Advisor, is retained from time to time to provide legal services to the Company and its subsidiaries.

                                  Proposal Two

                      APPROVAL OF THE UNIVERSAL CORPORATION
                     EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN

         On July 27, 1999, the Executive Compensation Committee (the "Committee") of the Board of Directors adopted, subject to and effective upon shareholder approval, the Universal Corporation Executive Officer Annual Incentive Plan (the "Section 162(m) Plan"). In recent years, the Committee has increasingly emphasized performance against preestablished performance standards in awarding incentive compensation to key management employees. For fiscal year 1998, executive bonuses were based entirely on growth in economic profit, whereas for fiscal year 1999, executive bonuses were based 50% on growth in economic profit and 50% on growth in earnings per share.

         The Section 162(m) Plan has been designed to qualify bonuses paid under the Section 162(m) Plan as "qualified performance-based compensation" for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"). This enables the Company to exclude compensation payable under the
Section 162(m) Plan from the deduction limitations of Section 162(m) which generally precludes a deduction for compensation paid to the Company's Chief Executive Officer and next four highest compensated executive officers to the extent compensation for a taxable year to any such individual exceeds $1,000,000. Under Section 162(m) of the Code, the material terms of a plan such as the Section 162(m) Plan must be submitted to shareholders for approval every five years.

         The purposes of the Section 162(m) Plan are to promote the success of the Company; to provide designated executive officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide awards that are "qualified performance-based compensation" under Section 162(m). There will be presented at the 1999 Annual Meeting a proposal to approve the adoption of the Section 162(m) Plan, which, subject to such approval, will have effect commencing with bonuses payable in respect of the Company's fiscal year ending June 30, 2000, to executive officers selected by the Committee to participate in the plan. Participants in the
Section 162(m) Plan will not receive awards under the Management Performance Plans of the Company and its principal subsidiaries. The following description of the Section 162(m) Plan is qualified in its entirety by reference to the full text of such plan, which is set forth in the attached Exhibit A.

Material Terms of the Section 162(m) Plan

         Duration and Modification. The Section 162(m) Plan will be effective only upon its approval by the shareholders. If approved at the 1999 Annual Meeting, the Section 162(m) Plan will be effective for the fiscal year ending June 30, 2000 and each of the next four succeeding fiscal years unless sooner terminated by the Committee. For the fifth succeeding fiscal year, the Section 162(m) Plan will remain in effect in accordance with its terms but will be submitted for re-approval by the shareholders at the annual meeting of shareholders held during such year. Payment of all awards under the Section 162(m) Plan for such fifth fiscal year and any future fiscal years will be contingent upon such approval.

         The Committee may at any time amend or terminate the Section 162(m) Plan. However, no amendment may be made after the date an executive officer is selected as a participant for a performance period that may adversely affect the rights of such participant for that performance period, and no amendment may increase the maximum award payable under the Section 162(m) Plan without shareholder approval or otherwise be effective without shareholder approval if such approval is necessary so that awards will be "qualified performance-based compensation" under Section 162(m) of the Code.

         Administration. The Section 162(m) Plan will be administered by the Committee. The Committee will be composed of not less than two Directors, each of whom is intended to be an "outside director" within the meaning of Section 162(m) of the Code.

         Eligibility. The Committee will designate the executive officers of the Company eligible to participate in the Section 162(m) Plan for each performance period. The executive officers of the Company are the Company's Chief Executive Officer and such other executives of the Company as may be considered from time to time to be executive officers for purposes of the Securities Exchange Act of 1934.

         Performance Measures and Goals. Payment of a cash incentive to participants is conditioned upon the attainment of pre-established performance goals measured over a performance period designated by the Committee. A performance period may be one or more periods of time over which the attainment of one or more performance goals will be measured for the purposes of determining a participant's right to payment in respect of an award under the
Section 162(m) Plan. The Committee has designated the fiscal year ending June 30, 2000 as the initial performance period. The performance goals applicable to a performance period must be established in writing by the Committee no later than the earlier of (i) 90 days after the start of the performance period, or
(ii) the date upon which 25% of the performance period has elapsed. The performance goals are determined by reference to one or more of the following performance measures, as selected by the Committee and as applicable to Company and/or business unit performance: net income; earnings per share; net revenues; gross profit; income before income taxes; economic profit; return on assets; return on funds employed and return on equity; in each case as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company, and if so determined by the Committee, adjusted to the extent permitted under
Section 162(m) of the Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. From among these, performance measure(s) may vary from performance period to performance period and participant to participant.

         Determination and Payment of Incentives. The cash incentive amount that is payable to a participant in a performance period will be determined in accordance with a pre-established objective award formula based on the achievement of performance goals. The Committee has the discretion to reduce or eliminate, but cannot increase, any amounts otherwise payable under the Section 162(m) Plan. All payments under the Section 162(m) Plan will be made in cash.
The maximum cash incentive payable under the Section 162(m) Plan to any participant with respect to any fiscal year (or a portion thereof) contained within a performance period is $2,000,000.

         Death, Disability, Retirement or Change of Control. The Section 162(m) Plan provides that if a participant dies or his or her employment is terminated by reason of disability or retirement after an award has been granted but before it has been determined to be earned, the Company will pay to the participant or, in the case of death, to the participant's designated beneficiary or estate, a prorated portion of the award that the Committee determines would have been earned had the participant continued in employment. If a change of control of the Company occurs, the Company will promptly pay to each participant for the performance period in which the change of control occurs 100% of the target cash incentive award for that performance period. Moreover, if, at the time of a change of control of the Company, award payments for the preceding performance period have not yet been determined or paid, the Company will also pay those award payments based on performance in such prior period and no reduction for subjective performance factors. Change of control under the Section 162(m) Plan means change of control as defined in the Company's 1997 Executive Stock Plan. Under both plans, a "change of control" shall be deemed to have taken place if
(i) any individual, entity or group becomes the beneficial owner of shares of the Company having 20% or more of the total number of votes that may be cast for the election of Directors of the Company, other than (a) as a result of any acquisition directly from the Company, or (b) as a result of any acquisition by any employee benefit plans (or related trusts) sponsored or maintained by the Company or its subsidiaries; (ii) there is a change in the composition of the Board of Directors of the Company such that the individuals who, as of July 1, 1997, constituted the Board of Directors (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual who becomes a member of the Board of Directors subsequent to July 1, 1997 whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of those individuals who are members of the Board of Directors and who were also members of the Incumbent Board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the Incumbent Board; but, provided further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the Board of Directors shall not be so considered as a member of the Incumbent Board; or (iii) if at any time, (y) the Company shall consolidate with, or merge with, any other person and the Company shall not be the continuing or surviving corporation, (x) any person shall consolidate with, or merge with, the Company, and the Company shall be the continuing or surviving corporation and in connection therewith, all or part of the outstanding shares of Common Stock of the Company shall be changed into or exchanged for stock or other securities of any other person or cash or any other property, (y) the Company shall be a party to a statutory share exchange with any other person after which the Company is a subsidiary of any other person, or (z) the Company shall sell or otherwise transfer 50% or more of the assets or earning power of the Company and its subsidiaries (taken as a whole) to any person or persons.

         New Plan Benefits. Because participants are selected for each performance period and because amounts payable under the Section 162(m) Plan are based on performance measures, performance goals and award formulas established for each performance period, it cannot be determined at this time what amounts, if any, will be received by or allocated to any person or group of persons under the Section 162(m) Plan if the Section 162(m) Plan is approved, or what amounts would have been received by or allocated to any person or group of persons for the last fiscal year if the plan had been in effect.

Vote Required

         In order for it to be adopted, the Section 162(m) Plan must be approved by the holders of a majority of the shares of Common Stock present or represented by properly executed and delivered proxies at the Annual Meeting. Abstentions and Broker Shares voted as to any matter at the Annual Meeting will be included in determining the number of shares present or represented at the Annual Meeting. Broker Shares that are not voted on any matter at the Annual meeting will not be included in determining the number of shares present or represented at the Annual Meeting.

         The Board of Directors recommends that the shareholders vote in favor of Proposal Two.


                         INDEPENDENT PUBLIC ACCOUNTANTS

         The independent auditors of the Company are appointed by the Board of Directors upon the recommendation of the Audit Committee. Ernst & Young LLP, the Company's independent auditors since 1971, has been appointed for the next fiscal year. Representatives of Ernst & Young LLP will be present at the Annual Meeting, will be available to respond to appropriate questions and may make a statement if they so desire.

                        PROPOSALS FOR 2000 ANNUAL MEETING

         Under the regulations of the Securities and Exchange Commission, any shareholder desiring to make a proposal to be acted upon at the 2000 Annual Meeting of Shareholders must cause such proposal to be delivered, in proper form, to the Secretary of the Company, whose address is 1501 North Hamilton Street, P.O. Box 25099, Richmond, Virginia 23260, no later than May 29, 2000, in order for the proposal to be considered for inclusion in the Company's Proxy Statement. The Company anticipates holding the 2000 Annual Meeting on October 24, 2000.

         The Company's Bylaws also prescribe the procedure a shareholder must follow to nominate Directors or to bring other business before shareholders' meetings. For a shareholder to nominate a candidate for Director or to bring other business before a meeting, notice must be received by the Secretary of the Company not less than 60 days and not more than 90 days prior to the date of the meeting. Based upon an anticipated date of October 24, 2000 for the 2000 Annual Meeting of Shareholders, the Company must receive such notice no later than August 25, 2000 and no earlier than July 26, 2000. Notice of a nomination for Director must describe various matters regarding the nominee and the shareholder giving the notice. Notice of other business to be brought before the meeting must include a description of the proposed business, the reasons therefor, and other specified matters. Any shareholder may obtain a copy of the Company's Bylaws, without charge, upon written request to the Secretary of the Company.

                                  OTHER MATTERS

         THE COMPANY'S ANNUAL REPORT FOR THE FISCAL YEAR ENDED JUNE 30, 1999, INCLUDING FINANCIAL STATEMENTS, IS BEING MAILED TO SHAREHOLDERS WITH THIS PROXY STATEMENT. A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED JUNE 30, 1999, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, CAN BE OBTAINED WITHOUT CHARGE BY WRITING TO KAREN M. L. WHELAN, VICE PRESIDENT AND TREASURER, UNIVERSAL CORPORATION, 1501 NORTH HAMILTON STREET, P.O. BOX 25099, RICHMOND, VIRGINIA 23260 OR BY VISITING THE COMPANY'S WEBSITE AT WWW.UNIVERSALCORP.COM.

                                                                       EXHIBIT A

                              UNIVERSAL CORPORATION
                     EXECUTIVE OFFICER ANNUAL INCENTIVE PLAN


1.       Purpose.

         The purposes of the Plan are to promote the success of the Company; to provide designated Executive Officers with an opportunity to receive incentive compensation dependent upon that success; to attract, retain and motivate such individuals; and to provide Awards that are "qualified performance-based compensation" under Section 162(m) of the Code.

2.       Definitions.

         "Award" means an incentive award made pursuant to the Plan.

         "Award Formula" means one or more objective formulas or standards established by the Committee for purposes of determining an Award based on the level of performance with respect to one or more Performance Goals. Award Formulas may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

         "Award  Schedule"  means the Award  Schedule  established  pursuant  to
Section 4.1.

         "Beneficiary" means the person(s) designated by the Participant, in writing on a form provided by the Committee, to receive payments under the Plan in the event of his or her death while a Participant or, in the absence of such designation, the Participant's estate.

         "Board of Directors" means the Board of Directors of the Company.

         "Change of Control" means Change of Control as defined in the Company's 1997 Executive Stock Plan.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Committee" means the Executive Compensation Committee of the Board of Directors. The Committee shall be composed of not less than two directors, each of whom is intended to be an "outside director" (within the meaning of Code
Section 162(m)).

         "Company" means Universal Corporation and its successors.

         "Covered  Employee" means a covered employee within the meaning of Code
Section 162(m)(3).

         "Determination Period" means, with respect to a Performance Period applicable to any Award under the Plan, the period commencing with the first day of such Performance Period and ending on the earlier to occur of (i) 90 days after the commencement of the Performance Period and (ii) the date upon which twenty-five percent (25%) of the Performance Period shall have elapsed.

         "Disability" means disability as defined under the Company's long term disability plan or, if no such plan is in force at the time, as determined by the Committee.

         "Economic Profit" means consolidated earnings before interest and taxes after certain adjustments minus a capital charge equal to the weighted average cost of capital times average funds employed.

         "Executive Officer" means a Person who is an executive officer of the Company for purposes of the Securities Exchange Act of 1934, as amended.

         "Participant" means an Executive Officer selected from time to time by the Committee to participate in the Plan.

         "Performance Goal" means the level of performance established by the Committee as the Performance Goal with respect to a Performance Measure. Performance Goals may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

         "Performance Measure" means one or more of the following selected by the Committee to measure Company and/or business unit performance for a Performance Period: net income; basic or diluted earnings per share; net revenues; gross profit; income before income taxes; economic profit; return on assets; return on funds employed and return on equity; each as determined in accordance with generally accepted accounting principles, where applicable, as consistently applied by the Company and, if so determined by the Committee prior to the expiration of the Determination Period, adjusted, to the extent permitted under Section 162(m) of the Code, to omit the effects of extraordinary items, the gain or loss on the disposal of a business segment, unusual or infrequently occurring events and transactions and cumulative effects of changes in accounting principles. Performance Measures may vary from Performance Period to Performance Period and from Participant to Participant and may be established on a stand-alone basis, in tandem or in the alternative.

         "Performance Period" means one or more periods of time, as the Committee may designate, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant's right to payment in respect of an Award.

         "Plan"  means  the  Universal   Corporation  Executive  Officer  Annual
Incentive Plan.

         "Plan Year" means the Company's fiscal year.

         "Retirement" means retirement at the Company's normal retirement age or early retirement with the prior written approval of the Company.

3.       Participation.

         3.1 Participants shall be selected by the Committee from among the Executive Officers. The selection of an Executive Officer as a Participant for a Performance Period shall not entitle such individual to be selected as a Participant with respect to any other Performance Period.

4.       Awards.

         4.1 Award Schedules. With respect to each Performance Period with respect to which an Award may be earned by a Participant under the Plan, prior to the expiration of the Determination Period the Committee shall establish in writing for such Performance Period an Award Schedule for each Participant. The Award Schedule shall set forth the applicable Performance Period, Performance Measure(s), Performance Goal(s), and Award Formula(s) and such other information as the Committee may determine. Once established for a Plan Year, such items shall not be amended or otherwise modified to the extent such amendment or modification would cause the compensation payable pursuant to the Award to fail to constitute qualified performance based compensation under Code Section 162(m). Award Schedules may vary from Performance Period to Performance Period and from Participant to Participant.

         4.2 Determination of Awards. A Participant shall be eligible to receive payment in respect of an Award only to the extent that the Performance Goal(s) for such Award are achieved and the Award Formula as applied against such Performance Goal(s) determines that all of some portion of such Participant's Award has been earned for the Performance Period. As soon as practicable after the close of each Performance Period, the Committee shall meet to review and certify in writing whether, and to what extent, the Performance Goals for the Performance Period have been achieved and, if so, to calculate and certify in writing that amount of the Award earned by each Participant for such Performance Period based upon such Participant's Award Formula. The Committee shall then determine the actual amount of the Award to be paid to each Participant and, in so doing, may use negative discretion to decrease, but not increase, the amount of the Award otherwise payable to the Participant based upon such performance. Anything in this Plan to the contrary notwithstanding, the maximum Award payable to any Participant with respect to each Plan Year (or portion thereof) contained within a Performance Period shall be $2,000,000.

         4.3 Payment of Awards. Awards shall be paid in a lump sum cash payment as soon as practicable after the amount thereof has been determined and certified in accordance with Section 4.2. The Committee may, subject to such terms and conditions and within such limits as it may from time to time establish, permit one or more Participants to defer the receipt of amounts due under the Plan in a manner consistent with the requirements of Code Section 162(m) so that any increase in the amount of an Award that is deferred shall be based either on a reasonable rate of interest or the performance of a predetermined investment in accordance with Treasury Regulation 1.162-27(e)(2)(iii)(B). If any Award which is earned pursuant to this

Section 4 is paid prior to the time determined when the Award was initially granted, the amount of such Award shall be reduced by an appropriate discount factor determined by the Committee.

         4.4 Change of Control. All Performance Goals and other conditions to payment of Awards shall be deemed to be achieved or fulfilled as of the time of a Change of Control. In the event of a Change of Control, the Company shall promptly pay each Participant 100% of the Participant's Award for the Performance Period in which the Change of Control occurs. In addition, if at the time of a Change of Control there has been no determination or payment of an Award for the preceding Performance Period, the Company shall pay to each individual who was a Participant with respect to such prior Performance Period the full amount to which he or she would have been paid assuming certification by the Committee of the performance for such Performance Period and no reduction in Award payments for factors other than performance factors. Payments under this Section 4.4 shall be made not later than ten (10) days following the Change of Control.

5.       Termination of Employment.

         5.1 Termination of Employment. Prior to the last day of the Performance Period. Except as otherwise determined by the Committee or as otherwise provided in Section 4.4 or Section 5.2, no Award with respect to a Performance Period will be payable to any Participant who is not an employee of the Company on the last day of such Performance Period.

         5.2 Death, Disability or Retirement. In the event that a Participant dies or his or her employment is terminated by reason of Disability or Retirement after an Award has been granted to the Participant but before it has been determined to be earned pursuant to Section 4.2, there shall be paid to the Participant (or, in the event of death, to the Participant's Beneficiary or estate) a prorated amount equal to the Award payment that the Committee determines would have been paid to the Participant pursuant to Section 4.3 had his or her employment continued, multiplied by a fraction, the numerator of which is the number of completed calendar months of employment during the Performance Period and the denominator of which is twelve.

6.       Administration.

         6.1 In General. The Committee shall have full and complete authority, in its sole and absolute discretion, (i) to exercise all of the powers granted to it under the Plan, (ii) to construe, interpret and implement the Plan and any related document, (iii) to prescribe, amend and rescind rules relating to the Plan, (iv) to make all determinations necessary or advisable in administering the Plan, and (v) to correct any defect, supply any omission and reconcile any inconsistency in the Plan.

         6.2 Determinations. The actions and determinations of the Committee or others to whom authority is delegated under the Plan on all matters relating to the Plan and any Awards shall be final and conclusive. Such determinations need not be uniform and may be made selectively among persons who receive, or are eligible to receive, Awards under the Plan, whether or not such persons are similarly situated.

         6.3    Appointment   of  Experts.   The   Committee  may  appoint  such
accountants, counsel, and other experts as it deems necessary or desirable in connection with the administration of the Plan.

         6.4 Delegation. The Committee may delegate to others the authority to execute and deliver such instruments and documents, to do all such acts and things, and to take all such other steps deemed necessary, advisable or convenient for the effective administration of the Plan in accordance with its terms and purposes, except that the Committee shall not delegate any authority with respect to decisions regarding Plan eligibility or the amount, timing or other material terms of Awards.

         6.5 Books and Records. The Committee and others to whom the Committee has delegated such duties shall keep a record of all their proceedings and actions and shall maintain all such books of account, records and other data as shall be necessary for the proper administration of the Plan.

         6.6 Payment of Expenses. The Company shall pay all reasonable expenses of administering the Plan, including, but not limited to, the payment of professional and expert fees.

7.       Miscellaneous.

         7.1 Nonassignability. No Award shall be assignable or transferable (including pursuant to a pledge or security interest) other than by will or by the laws of descent and distribution.

         7.2 Withholding Taxes. Whenever payments under the Plan are to be made or deferred, the Company will withhold therefrom, or from any other amounts payable to or in respect of the Participant, an amount sufficient to satisfy any applicable governmental withholding tax requirements related thereto.

         7.3 Amendment or Termination of the Plan. The Plan may be amended or terminated by the Committee in any respect except that (i) no amendment may be made after the date on which an Executive Officer is selected as a Participant for a Performance Period that would adversely affect the rights of such Participant with respect to such Performance Period without the consent of the affected Participant and (ii) no amendment shall be effective without the approval of the shareholders of the Company to increase the maximum Award payable under the Plan or if, in the opinion of counsel to the Company, such approval is necessary to satisfy the applicable requirements of Code Section 162(m).

         7.4 Other Payments or Awards. Nothing contained in the Plan will be deemed in any way to limit or restrict the Company from making any award or payment to any person under any other plan, arrangement or understanding, whether now existing or hereafter in effect.

         7.5 Payments to Other Persons. If payments are legally required to be made to any person other than the person to whom any amount is payable under the Plan, such payments will be made accordingly. Any such payment will be a complete discharge of the liability of the Company under the Plan.

         7.6 Unfunded Plan. Nothing in this Plan will require the Company to purchase assets or place assets in a trust or other entity to which contributions are made or otherwise to segregate any assets for the purpose of satisfying any obligations under the Plan. Participants will have no rights under the Plan other than as unsecured general creditors of the Company.

         7.7 Limits of Liability. Neither the Company nor any other person participating in any determination of any question under the Plan, or in the interpretation, administration or application of the Plan, will have any liability to any party for any action taken or not taken in good faith under the Plan.

         7.8 No Right of Employment. Nothing in this Plan will be construed as creating any contract of employment or conferring upon any Participant any right to continue in the employ or other service of the Company or limit in any way the right of the Company to change such person's compensation or other benefits or to terminate the employment or other service of such person with or without cause.

         7.9 Section Headings. The section headings contained herein are for convenience only, and in the event of any conflict, the text of the Plan, rather than the section headings, will control.

         7.10 Invalidity. If any term or provision contained herein is to any extent invalid or unenforceable, such term, or provision will be reformed so that it is valid, and such invalidity or unenforceability will not affect any other provision or part hereof.

         7.11 Applicable Law. The Plan will be governed by the laws of the Commonwealth of Virginia, as determined without regard to the conflict of law principles thereof.

         7.12 Effective Date/Term. The Plan shall be effective only upon the approval by the shareholders of the Company in a manner consistent with the shareholder approval requirements of Code Section 162(m), and shall be effective for the Plan Year in which such approval occurs and each of the next four succeeding Plan Years unless sooner terminated by the Committee in accordance with Section 7.3. For the fifth succeeding Plan Year, the Plan shall remain in effect in accordance with its terms unless amended or terminated by the Committee, and the Committee shall make the determinations required by Section 4 for such Plan Year, but the Plan shall be submitted for re-approval by the shareholders of the Company at the annual meeting of shareholders held during such fifth Plan Year, and payment of all Awards under the Plan for such Plan Year and any future Plan Years shall he contingent upon such approval.

                              UNIVERSAL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                            TUESDAY, OCTOBER 26, 1999

                                    2:00 P.M.

                           1501 NORTH HAMILTON STREET

                               RICHMOND, VA 23230




--------------------------------------------------------------------------------




UNIVERSAL CORPORATION                                                      Proxy
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.


The undersigned hereby appoints Henry H. Harrell, Allen B. King and William L. Taylor, and each or any of them, proxies for the undersigned, with power of substitution, to vote all the shares of Common Stock of Universal Corporation held of record by the undersigned on September 7, 1999, at the Annual Meeting of Shareholders to be held at 2:00 p.m. on October 26, 1999, and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.


THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES AND FOR PROPOSAL 2.


PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.











            (CONTINUED, AND TO BE DATED AND SIGNED ON REVERSE SIDE)

                               Please detach here


                              UNIVERSAL CORPORATION
                                  COMMON STOCK

1. Election of Directors:  01 William W. Berry        04 Richard G. Holder     [ ] Vote FOR        [ ]  Vote WITHHELD
                           02 Ronald E. Carrier       05 Hubert R. Stallard        all nominees         from all nominees
                           03 Lawrence S. Eagleburger



                                                                                ____________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,        |                                            |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)       |____________________________________________|


2. Proposal to approve the Universal Corporation Executive Officer Annual
   Incentive Plan.                                                             [ ]For         [ ] Against        [ ] Abstain


Address Change? Mark Box [ ]
Indicate changes below:


                                                                                    Date ________________________________

                                                                                ____________________________________________
                                                                               |                                            |
                                                                               |                                            |
                                                                               |____________________________________________|

                                                                               Signature(s) in Box
                                                                               Please sign exactly as your name(s)  appear(s)
                                                                               on this Proxy.  Attorneys-in-fact,  executors,
                                                                               trustees, guardians,  corporate officers, etc.
                                                                               should give full title.

                              UNIVERSAL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                            TUESDAY, OCTOBER 26, 1999

                                    2:00 P.M.

                           1501 NORTH HAMILTON STREET

                               RICHMOND, VA 23230



--------------------------------------------------------------------------------



UNIVERSAL CORPORATION                                         Voting Instruction
--------------------------------------------------------------------------------
TO TRUSTEE, LANDAMERICA FINANCIAL GROUP, INC. SAVINGS AND STOCK OWNERSHIP PLAN.


THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIVERSAL CORPORATION.


Pursuant to Section 10.5 of the LandAmerica Financial Group, Inc. Savings and Stock Ownership Plan, you are directed to vote, in person or by proxy, the whole shares of Common Stock of Universal Corporation credited to the undersigned Participant's Account as of June 30, 1999, at the Annual Meeting of Shareholders of Universal Corporation, to be held at 2:00 p.m. on October 26, 1999, and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.


THIS VOTING INSTRUCTION WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE, THE SHARES OF UNIVERSAL CORPORATION COMMON STOCK CREDITED TO YOUR PARTICIPANT'S ACCOUNT SHALL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES OF UNIVERSAL CORPORATION COMMON STOCK FOR WHICH THE TRUSTEE HAS RECEIVED PROPER VOTING INSTRUCTIONS WITH RESPECT TO PROPOSALS 1 AND 2.


PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.






            (CONTINUED, AND TO BE DATED AND SIGNED ON REVERSE SIDE)

                               Please detach here


       LANDAMERICA FINANCIAL GROUP, INC. SAVINGS AND STOCK OWNERSHIP PLAN

1. Election of Directors:  01 William W. Berry        04 Richard G. Holder     [ ] Vote FOR        [ ]  Vote WITHHELD
                           02 Ronald E. Carrier       05 Hubert R. Stallard        all nominees         from all nominees
                           03 Lawrence S. Eagleburger



                                                                                ____________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,        |                                            |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)       |____________________________________________|


2. Proposal to approve the Universal Corporation Executive Officer Annual
   Incentive Plan.                                                             [ ]For         [ ] Against        [ ] Abstain


Address Change? Mark Box [ ]
Indicate changes below:


                                                                                    Date ________________________________

                                                                                ____________________________________________
                                                                               |                                            |
                                                                               |                                            |
                                                                               |____________________________________________|

                                                                               Signature(s) in Box
                                                                               Please sign exactly as your name(s)  appear(s)
                                                                               on this Proxy.  Attorneys-in-fact,  executors,
                                                                               trustees, guardians,  corporate officers, etc.
                                                                               should give full title.

                              UNIVERSAL CORPORATION

                         ANNUAL MEETING OF SHAREHOLDERS

                            TUESDAY, OCTOBER 26, 1999

                                    2:00 P.M.

                           1501 NORTH HAMILTON STREET

                               RICHMOND, VA 23230



--------------------------------------------------------------------------------



UNIVERSAL CORPORATION                                        Voting Instruction
--------------------------------------------------------------------------------
TO TRUSTEE, EMPLOYEES' STOCK PURCHASE PLAN OF UNIVERSAL LEAF TOBACCO COMPANY, INCORPORATED AND DESIGNATED AFFILIATED COMPANIES.


THIS VOTING INSTRUCTION IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF UNIVERSAL CORPORATION.


Pursuant to Section 13.01 of the Employees' Stock Purchase Plan of Universal Leaf Tobacco Company, Incorporated and Designated Affiliated Companies, you are directed to vote, in person or by proxy, the whole shares of Common Stock of Universal Corporation credited to the undersigned Participant's Account as of July 31, 1999, at the Annual Meeting of Shareholders of Universal Corporation, to be held at 2:00 p.m. on October 26, 1999, and at any adjournments thereof, upon the matters listed on the reverse side, as more fully set forth in the Proxy Statement, and for the transaction of such other business as may properly come before the Meeting.


THIS VOTING INSTRUCTION, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THE REVERSE SIDE BY THE UNDERSIGNED PARTICIPANT. IF NO DIRECTION IS MADE, OR IF A VOTING INSTRUCTION IS NOT PROPERLY EXECUTED AND RECEIVED BY THE TRUSTEE, THE SHARES OF UNIVERSAL CORPORATION COMMON STOCK CREDITED TO YOUR PARTICIPANT'S ACCOUNT SHALL BE VOTED IN THE SAME PROPORTION AS THOSE SHARES OF UNIVERSAL CORPORATION COMMON STOCK FOR WHICH THE TRUSTEE HAS RECEIVED PROPER VOTING INSTRUCTIONS WITH RESPECT TO PROPOSALS 1 AND 2.


PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.





            (CONTINUED, AND TO BE DATED AND SIGNED ON REVERSE SIDE)

                               Please detach here


       EMPLOYEES' STOCK PURCHASE PLAN OF UNIVERSAL LEAF TOBACCO COMPANY,
               INCORPORATED AND DESIGNATED AFFILIATED COMPANIES

1. Election of Directors:  01 William W. Berry        04 Richard G. Holder     [ ] Vote FOR        [ ]  Vote WITHHELD
                           02 Ronald E. Carrier       05 Hubert R. Stallard        all nominees         from all nominees
                           03 Lawrence S. Eagleburger



                                                                                ____________________________________________
(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,        |                                            |
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.)       |____________________________________________|


2. Proposal to approve the Universal Corporation Executive Officer Annual
   Incentive Plan.                                                             [ ]For         [ ] Against        [ ] Abstain


Address Change? Mark Box [ ]
Indicate changes below:


                                                                                    Date ________________________________

                                                                                ____________________________________________
                                                                               |                                            |
                                                                               |                                            |
                                                                               |____________________________________________|

                                                                               Signature(s) in Box
                                                                               Please sign exactly as your name(s)  appear(s)
                                                                               on this Proxy.  Attorneys-in-fact,  executors,
                                                                               trustees, guardians,  corporate officers, etc.
                                                                               should give full title.